Exhibit 99.1

Opteum Financial
Services, LLC and
Subsidiaries

Financial Statements as of November 30, 2004 and
2003, and for Each of the Three Years in the Period
Ended November 30, 2004, and Independent Auditors’
Report

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF NOVEMBER 30, 2005 AND 2004, AND FOR
EACH OF THE THREE YEARS IN THE PERIOD ENDED NOVEMBER 30, 2004

Balance Sheets	2

Statements of Income	3

Statements of Members’ Capital	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–19

INDEPENDENT AUDITORS’ REPORT

To the Members of Opteum Financial Services, LLC:

We have audited the accompanying consolidated balance sheets of Opteum Financial Services, LLC and subsidiaries (the “Company”) as of November 30, 2004 and 2003 and the related consolidated statements of income, members’ capital, and cash flows for each of the three years in the period ended November 30, 2004. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Opteum Financial Services, LLC and subsidiaries as of November 30, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the consolidated financial statements, the Company applied the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey

February 28, 2005

(January 17, 2006 with regard to Notes 4, 11 and 15)

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF NOVEMBER 30, 2004 AND 2003

	2004	2003
ASSETS
Cash and cash equivalents	$4,989,539	$2,646,170
Mortgage loans held for sale—net of valuation allowance of $686,529 and $2,400,000 at November 30, 2004 and 2003, respectively	740,984,303	276,708,403
Retained interests, trading	28,219,765	—
Other trading securities—at fair value	4,006,000	—
Mortgage servicing rights	79,201,110	45,969,628
Receivables	6,439,909	2,191,255
Fixed assets—net of accumulated depreciation of $5,700,322 and $2,827,807 at November 30, 2004 and 2003, respectively	7,845,491	6,307,442
Servicing escrow advances	3,584,274	1,980,959
Prepaid expenses and other assets	3,362,543	1,602,754
Assets of discontinued operations	417,189,903	338,432,713

TOTAL	$1,295,822,837	$675,839,324

LIABILITIES AND MEMBERS’ CAPITAL

Lines of credit and other secured borrowings	$748,750,040	$270,666,165
Drafts payable	13,111,013	9,480,170
Mortgage note payable	281,000	289,601
Subordinated debt	4,000,000	4,000,000
Loans from members	30,733,000	12,559,000
Accounts payable and other liabilities	22,777,172	17,092,503
Due to unconsolidated affiliate	3,558,818	2,443,684
Liabilities of discontinued operations	375,748,597	298,462,813
Total liabilities	1,198,959,640	614,993,936

MINORITY INTEREST - Continuing operations	64,898	776,741
MINORITY INTEREST - Discontinued operations	20,720,653	19,984,950

COMMITMENTS AND CONTINGENCIES (Note 12)

MEMBERS’ CAPITAL:
Contributed capital	4,313,233	4,013,233
Retained earnings	71,764,413	36,070,464

Total members’ capital	76,077,646	40,083,697

TOTAL	$1,295,822,837	$675,839,324

See notes to consolidated financial statements.

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED NOVEMBER 30, 2004, 2003 AND 2002

	2004	2003	2002
REVENUES:
Interest income	$34,089,610	$19,231,110	10,613,353
Interest expense	(16,971,769)	(9,822,503)	(4,263,742)
Net interest margin	17,117,841	9,408,607	6,349,611
Gain on sales of mortgage loans—net of certain fees and costs of $51,428,803, $38,060,166 and $20,639,920 in 2004, 2003 and 2002, respectively	78,170,908	49,553,852	15,515,028
Management fee income	6,028,437	6,746,414	5,976,764
Servicing fee income	11,728,657	5,526,534	1,368,090
Amortization of mortgage servicing rights	(12,028,746)	(4,410,651)	(572,831)
Impairment of mortgage servicing rights	(4,248,410)	(4,644,614)	(2,319,294)

Net servicing loss	(4,548,499)	(3,528,731)	(1,524,035)
Total net revenues	96,768,687	62,180,142	26,317,368

EXPENSES:
Salaries, commissions and benefits—net	31,687,212	23,477,034	10,043,253
Advertising and marketing	8,279,753	1,739,820	840,657
Valuation allowance	5,365,722	3,870,971	1,611,152
Other interest expense	6,879,532	2,537,332	1,054,410
Professional fees	4,068,958	3,215,016	1,405,665
Occupancy and related expenses	4,522,115	2,944,072	1,670,770
Depreciation and amortization	2,842,511	1,724,473	837,862
Other operating and administrative expense	11,036,373	7,539,500	7,343,063
Total operating expenses	74,682,176	47,048,218	24,806,832
Income before minority interest and discontinued operations	22,086,511	15,131,924	1,510,536
Minority interest in (income) /loss of subsidiaries	286,844	(804,764)	(35,800)

Income from continuing operations	22,373,355	14,327,160	1,474,736
Income from discontinued operations	17,060,704	18,189,656	10,094,169
Net income	$39,434,059	$32,516,816	$11,568,905

See notes to consolidated financial statements.

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ CAPITAL

FOR THE YEARS ENDED NOVEMBER 30, 2004, 2003 AND 2002

	Contributed	Retained
	Capital	Earnings	Total

BALANCE—November 30, 2001	$4,013,233	$2,584,234	$6,597,467

Distributions	—	(3,780,000)	(3,780,000)

Net income	—	11,568,905	11,568,905

BALANCE—November 30, 2002	4,013,233	10,373,139	14,386,372

Distributions	—	(6,819,491)	(6,819,491)

Net income	—	32,516,816	32,516,816

BALANCE—November 30, 2003	4,013,233	36,070,464	40,083,697

Contributions	300,000	—	300,000

Distributions	—	(3,740,110)	(3,740,110)

Net income	—	39,434,059	39,434,059

BALANCE—November 30, 2004	$4,313,233	$71,764,413	$76,077,646

See notes to consolidated financial statements.

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED NOVEMBER 30, 2004, 2003 AND 2002

	2004	2003	2002
OPERATING ACTIVITIES:
Net income	$39,434,059	$32,516,816	$11,568,905
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,842,512	1,724,473	837,862
Capitalization of mortgage servicing rights	(49,508,638)	(42,724,154)	(15,140,942)
Amortization of mortgage servicing rights	12,028,746	4,410,651	572,831
Impairment of mortgage servicing rights	4,248,410	4,644,614	2,319,294
Investment in retained interests, trading	(28,219,765)	—	—
Valuation allowance	5,365,722	3,870,971	1,611,152
Minority interest in income (loss) of subsidiary	(286,844)	804,764	35,800
Minority interest in income of discontinued operation	17,060,704	18,189,656	10,094,169
Changes in assets and liabilities:
Purchase and origination of mortgage loans held for sale	(4,823,989,858)	(3,016,116,314)	(1,289,721,018)
Sale of mortgage loans held for sale	4,360,388,128	2,916,547,986	1,179,444,681
Other trading securities	(4,006,000)	—	—
Receivables	(5,683,655)	1,523,015	(1,017,439)
Servicing escrow advances	(1,603,315)	(1,696,344)	—
Prepaid expenses and other assets	(1,759,789)	(249,940)	1,280,106
Accounts payable and other liabilities	1,079,780	3,462,014	(17,800,712)
Changes of discontinued operations - operating activities	(72,334,428)	(104,552,071)	(114,991,219)

Net cash used in operating activities	(544,944,231)	(177,643,863)	(230,906,530)

INVESTING ACTIVITIES:
Purchases of fixed assets	(4,380,561)	(3,989,842)	(3,349,754)
Purchases of fixed assets by discontinued operations	(2,940,952)	(2,504,395)	(902,547)

Net cash used in investing activities	(7,321,513)	(6,494,237)	(4,252,301)

FINANCING ACTIVITIES:
Warehouse lines of credit borrowings—net	478,083,875	108,224,710	127,995,169
Drafts payable borrowings (repayments)—net	3,630,843	(2,345,737)	3,686,158
Contributed capital	300,000	—	—
Mortgage note borrowings (repayments)	(8,601)	(399)	290,000
Loans from members	18,174,000	12,559,000	—
Loans from (payments to) discontinued operation	1,115,134	(5,168,183)	6,160,828
Distributions to members	(3,740,110)	(6,819,491)	(3,780,000)
Distributions to minority interests	(425,000)	—	—
Distributions from discontinued operations	16,325,000	9,200,000	4,455,000
Changes of discontinued operations — financing activities	41,153,972	70,677,355	95,705,429

Net cash provided by financing activities	554,609,113	186,327,255	234,512,584

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,343,369	2,189,155	(646,247)

CASH AND CASH EQUIVALENTS—Beginning of year	2,646,170	457,015	1,103,262

CASH AND CASH EQUIVALENTS—End of year	$4,989,539	$2,646,170	$457,015

SUPPLEMENTAL DISCLOSURE—Interest paid	$16,205,528	$9,210,980	$4,054,583

See notes to consolidated finanical statements

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF NOVEMBER 30, 2004 AND 2003 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED NOVEMBER 30, 2004

1.              BUSINESS AND OWNERSHIP

Founded in 1999, Opteum Financial Services, LLC (the “Company”) (formerly Homestar Mortgage Services, LLC) is a privately-held mortgage banker with four strategic divisions:  retail, wholesale, conduit, and servicing. Opteum’s core products that are originated or purchased, are Alt-A and Subprime loans.

Alt-A mortgages are generally first lien mortgages made to borrowers whose credit is generally within typical Fannie Mae and Freddie Mac guidelines but have loan characteristics or documentation criteria that make them non conforming under those guidelines.

Subprime mortgages are made to borrowers whose credit and income histories are generally not within typical Fannie Mae and Freddie Mac guidelines.

Opteum is licensed to originate and purchase loans in 50 states. Currently, the states that comprise a majority of these purchases or originations are California, Georgia, New Jersey and Florida. The percentage of purchases and originations from those states were 33.3%, 26.8%, 8.2% and 6.0% respectively as of November 30, 2004.

The consolidated financial statements include the results of Opteum and its majority owned subsidiaries.   On July 31, 2005 the 51% ownership interest of SouthStar was distributed proportionally to the members and is considered a discontinued operation.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation—The accompanying consolidated financial statements are prepared on the accrual basis of accounting. The Company exercises control over its less than 100% owned subsidiaries; therefore, their balances and operations have been consolidated in the accompanying consolidated financial statements, and all intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, credit exposure and regulatory changes. Those estimates have an impact on the Company’s estimates of costs and fees incurred to originate mortgage loans, determination of the value of the Company’s rate locked loan pipeline, the valuation of the Company’s loan servicing rights, and the value of the investments in subordinated interests retained. Although management is not currently aware of any factors that would significantly change its estimates and assumptions in the near term, future changes in market trends and conditions may occur which could cause actual results to differ materially.

Cash and Cash Equivalents—The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Mortgage Loans Held for Sale—Mortgage loans held for sale represent mortgage loans originated and held pending sale to investors. The mortgages are carried at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. The Company generally sells loans with servicing rights retained. Gains or losses on such sales are recognized at the time legal title transfers to the investor based upon the difference between the sales proceeds from the final investor and the allocated basis of the loan sold, adjusted for net deferred loan fees and certain direct costs and selling costs. The Company defers net loan origination costs and fees as a component of the loan balance on the balance sheet. Such costs are not amortized and are recognized into income as a component of the gain or loss upon sale.

Valuation Allowance—a valuation allowance is maintained to adjust mortgage loans held for sale to the lower of cost or market.

Retained Interest, Trading—The Company uses warehouse loan arrangements to finance the origination and purchase of pools of principally fixed and adjustable-rate residential first mortgage loans (the “Mortgage Loans”). Subsequent to their origination or purchase, the Company either sells these loans to third party institutional investors through bulk sale arrangements, or through securitization transactions. The Company generally makes several representations and warranties regarding the performance of the Mortgage Loans in connection with each sale or securitization.

The Company accumulates the desired amount of Mortgage Loans, and securitizes them in order to create marketable securities. The Company has completed six securitization transactions during 2004 and one in January 2005, as follows:

Series	Date	Value of Securities at Issuance

HMAC 2004-1	March 4, 2004	$308,161,000
HMAC 2004-2	May 10, 2004	386,625,000
HMAC 2004-3	June 30, 2004	414,970,000
HMAC 2004-4	August 16, 2004	407,662,000
HMAC 2004-5	September 28, 2004	410,977,000
HMAC 2004-6	November 17, 2004	754,866,000

Total		$2,683,261,000

OPTEMAC 2005-1	January 31, 2005	$791,387,400

The Company, pursuant to a purchase and sale agreement, transfers the Mortgage Loans to Opteum Mortgage Acceptance Corp. (OPTEMAC) (formerly Homestar Mortgage Acceptance Corp.), a wholly-owned special purpose entity set-up for the execution of these securitizations.

OPTEMAC then sells the Mortgage Loans to an institutional third party to serve as Depositor, pursuant to a Mortgage Loan Purchase and Servicing Agreement (“P&S Agreement”). Under this P&S Agreement, the Company makes general representations and warranties for Mortgage Loans sold by the Company.

The Depositor then deposits the Mortgage Loans into a Real Estate Mortgage Investment Conduit trust (the “REMIC”) where the rights to such Mortgage Loans are pooled and converted into marketable debt securities pursuant to the P & S Agreement. These securities, issued by the REMIC, are divided into different classes of certificates (the “Certificates”) with varying claims to payments received on the Mortgage Loans. These Certificates are transferred to the depositor in exchange for all of its rights in the Mortgage Loans deposited into the REMIC.

Certain Certificates are rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s (“S&P”). In all of the securitizations, all of the senior certificate classes were rated “AAA” by S&P, and “Aaa” by Moody’s, respectively. In addition, all of the mezzanine classes of certificates, starting with Class M-1 through the lowest respective subordinate class for each offering, with each lower numerical class designation being subordinated to the previous designation (the “Mezzanine Certificates”), were each given investment grade ratings. Certain of these Certificates are offered to the public (the “Public Certificates”) pursuant to a prospectus. These Public Certificates are sold to underwriters on the closing date pursuant to an underwriting agreement. The proceeds from the sale of the Public Certificates to the underwriters (less an underwriting discount) and the remaining non-publicly offered Certificates are transferred to the Company as consideration for the Mortgage Loans sold to the depositor pursuant to the P & S Agreement.

Finally, the Company transfers the proceeds from the sale of the Public Certificates and the non-publicly offered Certificates representing the residual interest in the REMIC to OPTEMAC pursuant to the Purchase and Sale Agreement. The additional non-publicly offered Certificates, representing prepayment penalties and overcollateralizaton fundings (the “Underlying Certificates”) are held by OPTEMAC in anticipation of a net interest margin (NIM) securitization. Subsequent to a securitization transaction as described above, the Company executes an additional securitization or “resecuritization” of the Underlying Certificates being held by OPTEMAC. This NIM securitization is typically transacted as follows:

OPTEMAC deposits the Underlying Certificates into a trust (the “NIM Trust”) pursuant to a deposit trust agreement. The NIM Trust is a Delaware statutory trust. The NIM trust, pursuant to an Indenture, issues (i) notes (the “NIM Notes”) representing interests in the Underlying Certificates and (ii) an owner trust certificate (the “Trust Certificate”) representing the residual interest in the NIM trust. The NIM Notes were sold to third parties via private placement transactions, and the Trust Certificate is transferred from OPTEMAC to the Company in consideration for the deposit of the Underlying Certificates.

Trading Securities–Securities held for trading are recorded as of the date of purchase or sale at fair value. Changes in fair value subsequent to the purchase date are reflected in earnings as gains and losses from investments. Realized gains and losses are determined on a specific identified basis cost basis.

Mortgage Servicing Rights—The Company recognizes mortgage serving rights (“MSR”) as an asset when separated from the underlying mortgage loans, upon the sale of the loans. Upon sale of a loan, the Company measures the retained MSRs by allocating the total cost of originating a mortgage loan between the loan and the servicing right based on their relative fair values. Gains or losses on the sale of MSRs are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies. MSRs are carried at the lower of cost, less accumulated amortization, or fair value. MSRs are amortized in proportion to, and over the period of, the estimated future net servicing income. Such amortization, which is recorded as a reduction of net servicing revenue in the accompanying consolidated financial statements was $12,028,746 and $4,410,651 and $572,831 during 2004, 2003 and 2002, respectively. For purposes of performing its quarterly impairment evaluation, the Company stratifies its portfolio primarily on the basis of interest rates of the underlying mortgage loans and the type of product associated with the MSR’s. The Company measures impairment for each stratum by comparing estimated fair value to the carrying amount. Such impairment, which is recorded as a reduction of net servicing revenue in the accompanying consolidated financial statements was $4,248,410, $4,644,614 and $2,319,294 during 2004, 2003 and 2002 respectively. Fair value is estimated based on expected cash flows considering market prepayment estimates, historical prepayment rates, portfolio characteristics, interest rates, and other economic factors.

Fixed Assets—Fixed assets are stated at cost and are depreciated over the estimated useful lives of the assets using the straight-line method. The estimated useful lives for equipment, furniture and fixtures, leasehold improvements, and other fixed assets range from three to five years. Significant improvements and betterments are capitalized if they extend the useful life of the asset. Routine repairs and maintenance are expensed when incurred.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Loan Origination Fees and Costs—Loan fees, discount points, and certain direct origination costs are recorded as an adjustment of the cost of the loan and are included in gain on sales of loans when the loan is sold. Accordingly, salaries, commissions, benefits and other operating expenses have been reduced by $ 57,199,462, $42,901,652 and $20,639,920 during 2004, 2003 and 2002, respectively, due to direct loan origination costs, including commission costs. Loan fees related to the origination and funding of mortgage loans held for sale are $ 5,770,659, $ 4,841,486 and $2,007,750 during 2004, 2003 and 2002, respectfully.

Income Recognition—Sales of mortgage loans are generally recorded on the date a loan is funded by an investor. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold.

Interest income and interest expense are recognized as earned. Loans are placed on a nonaccrual status when concern exists as to the ultimate collectibility of principal or interest. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.

Servicing Fee Income-Servicing fee income is generally a fee based on a percentage of the outstanding principal balances of the mortgage loans serviced by the Company (or by a subservicer where the Company is the master servicer) and is recorded as income as the installment payments on the mortgages are received by the Company or the subservicer.

Other Interest Expense—Other interest expense represents interest paid and accrued for loans to members and on working capital lines of credit for the servicing portfolio.

Income Taxes—The Company is not a taxable entity under the provisions of the Internal Revenue Code, and accordingly, the Company has not provided for federal or state income taxes. Each member reports its share of the profits and losses of the Company, and federal and state income taxes are computed on the member’s total income from all sources.

Regulated Programs—During the years ended November 30, 2004, 2003 and 2002, the Company originated 2,276, 3,475 and 1,973 FHA/VA insured/guaranteed mortgage loans with loan proceeds of

$315,275,629, $451,598,681 and $248,548,835, respectively. Additionally, the Company was servicing 4,274, 3,082 and 16 FHA/VA insured/guaranteed mortgage loans with an unpaid principal balance of $564,583,932, $352,029,467 and $1,704,023 at November 30, 2004, 2003 and 2002, respectively.

During the years ended November 30, 2004, 2003 and 2002, the Company issued 179, 201 and 40 Ginnie Mae loan pools with security proceeds of $305,298,209, $293,508,335 and $87,468,882, respectively.

Risk Management of the Mortgage Pipeline—The Company’s mortgage committed pipeline includes interest rate lock commitments (“IRLCs”) that have been extended to borrowers who have applied for loan funding and meet certain defined credit and underwriting criteria. Effective with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, the Company classifies and accounts for the IRLCs as freestanding derivatives. Accordingly, IRLCs are recorded at their fair value with changes in fair value recorded to current earnings. The Company uses other derivative instruments to economically hedge the IRLCs, which are also classified and accounted for as freestanding derivatives. Gains (losses) on IRLCs represent the change in value from rate-lock inception to funding date.

Risk Management of Mortgage Loans Held for Sale—The Company’s risk management objective for its mortgage loans held for sale includes use of mortgage forward delivery contracts designed as fair value derivative instruments to protect earnings from an unexpected change due to a decline in value. Effective with the adoption of SFAS No. 133, the Company’s mortgage forward delivery contracts are recorded at their fair value with changes in fair value recorded to current earnings. Gains (losses) on mortgage forward delivery contracts represent the change in value from contract inception to funding date.

IRLCs and derivative assets or liabilities arising from the Company’s derivative activities are included in either receivables or accounts payable and accrued liabilities in the accompanying consolidated financial statements. Changes in the fair values of these derivatives and the associated basis adjustments for mortgage loans held for sale are recorded within gain on sales of mortgage loans. The Company also evaluates its contractual arrangements, assets and liabilities for the existence of embedded derivatives.

Reclassifications—Certain prior year balances have been reclassified in order to conform to current year presentation.

3.              MORTGAGE LOANS HELD FOR SALE, NET

Upon the closing of a residential mortgage loan or shortly thereafter, the Company will securitize the majority of its mortgage loan originations. The Company also sells mortgage loans insured or guaranteed by various government-sponsored entities and private insurance agencies. The insurance or guaranty is provided primarily on a nonrecourse basis to the Company, except where limited by the Federal Housing Administration and Veterans Administration and their respective loan programs. At November 30, 2004 and 2003, the Company serviced approximately $5,952,000,000 and $2,769,000,000, respectively, of mortgage loans sold into the secondary market.  All of the Company’s loans held for sale are pledged as collateral under the various financing arrangements described in Note 6.

Mortgage loans held for sale consist of the following as of November 30:

	2004	2003

Mortgage loans held for sale	$735,331,411	$277,081,995
Deferred loan origination costs—net	6,339,421	2,026,408
Valuation allowance	(686,529)	(2,400,000)

	$740,984,303	$276,708,403

The activity in the valuation allowance was as follows:

	2004	2003

Balance at beginning of year	$2,400,000	$105,508
Net activity	(1,713,471)	2,294,492

Balance at end of year	$686,529	$2,400,000

4.              RETAINED INTEREST, TRADING

Subordinated interests retained represent the over-collateralization and net interest spread, which represents the estimated cash-flows to be received from the trust in the future from mortgage loan securitizations structured as sales in accordance with Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”). Generally, to meet the sale treatment requirements of SFAS 140, the REMIC Trust is structured as a “qualifying special purpose entity” or QSPE, which specifically limits the trust’s activities, and the Company surrenders control over the mortgage loans upon their transfer to the REMIC Trust. All of the Company’s securitization issues were accounted for as a sale under SFAS 140. The subordinated interests retained are classified as “trading securities” and are reported at fair value with unrealized gains or losses reported in earnings.

Valuation of Investments—The Company classifies its retained interests as trading securities and therefore records these securities at their estimated fair value. In order to value the unrated, unquoted, investments, the Company will record these assets at their estimated fair value utilizing either a) pricing available directly from dealers or b) the present value calculated by projecting the future cash flows of an investment on a publicly available analytical system. When a publicly available analytical system is utilized, the Company will input the following variable factors which will have an impact on determining the market value:

Interest Rate Forecast—The forward LIBOR interest rate curve.

Discount Rate—The present value of all future cash flows utilizing a discount rate assumption established at the discretion of the Company to represent market conditions and value.

Prepayment Forecast—The prepayment forecast may be expressed by the Company in accordance with one of the following standard market conventions: 1) Constant Prepayment Rate (CPR) or 2) Percentage of a Prepayment Vector (PPV). Prepayment forecasts may be changed as the Company observes trends in the underlying collateral as delineated in the Statement to Certificate Holders generated by the REMIC trust’s Trustee for each underlying security.

Credit Performance Forecast—A forecast of future credit performance of the underlying collateral pool will include an assumption of default frequency, loss severity, and a recovery lag. In general, the Company will utilize the combination of default frequency and loss severity in conjunction with a collateral prepayment assumption to arrive at a target cumulative loss to the collateral pool over the life of the pool based on historical performance of similar collateral by the originator. The target cumulative loss forecast will be developed and noted at the pricing date of the individual security but may be updated by the Company consistent with observations of the actual collateral pool performance.

Default Frequency may be expressed by the Company in accordance with any of three standard market conventions: 1) Constant Default Rate (CDR) 2) Percentage of a Standard Default Assumption (SDA) curve, or 3) a vector or curve established to meet forecasted performance for specific collateral pools.

Loss Severity will be expressed by the Company in accordance with historical performance of similar collateral and the standard market conventions of a percentage of the unpaid principal balance of the forecasted defaults lost during the foreclosure and liquidation process.

During the first year of a new issue the Company may balance positive or adverse effects of the prepayment forecast and the credit performance forecast allowing for deviation between actual and forecasted performance of the collateral pool. After the first year the Company will generally adjust the Prepayment and Credit Performance Forecasts to replicate actual performance trends without balancing adverse and positive effects.

The Company did not receive any cash from their residual investment in NIM Trust Certificates during the year ended November 30, 2004. The following table summarizes the Company’s residual interests in securitizations as of November 30, 2004; there were no residual interests as of November 30, 2003.

Series	Issue Date	November 30, 2004

HMAC 2004-1	March 4, 2004	$1,592,759
HMAC 2004-2	May 10, 2004	3,937,305
HMAC 2004-3	June 30, 2004	1,242,839
HMAC 2004-4	August 16, 2004	3,649,374
HMAC 2004-5	September 28, 2004	6,252,901
HMAC 2004-6	November 17, 2004	11,544,587

Total		$28,219,765

Key economic assumptions used in measuring the fair value of retained interests at the date of securitization resulting from securitizations completed during 2004 were as follows:

2004
Prepayment speeds	28.62%
Weighted-average-life	2.55
Expected credit losses	1.436%
Discount rates	13.947%
Interest rates	Forward LIBOR Yield curve

At November 30, 2004 key economic assumptions and the sensitivity of the current fair value of residual cash flows to the immediate 10 percent and 20 percent adverse change in those assumptions are as follows:

Balance Sheet Carrying value of retained interests – fair value	$28,219,765
Weighted average life (in years)	2.823

Prepayment assumption (annual rate)	27.9%
Impact on fair value of 10% adverse change	$(2,143,000)
Impact on fair value of 20% adverse change	$(4,691,000)
Expected Credit losses (annual rate)	1.436%
Impact on fair value of 10% adverse change	$(793,000)
Impact on fair value of 20% adverse change	$(2,473,000)
Residual Cash-Flow Discount Rate	20.0%
Impact on fair value of 10% adverse change	$(1,963,000)
Impact on fair value of 20% adverse change	$(3,736,000)
Interest rates on variable and adjustable loans and bonds	Forward LIBOR Yield Curve

Impact on fair value of 10% adverse change	$(5,559,000)
Impact on fair value of 20% adverse change	$(10,682,000)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based upon a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of the variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption, in reality, changes in one factor may result in changes in another which may magnify or counteract the sensitivities. To estimate the impact of a 10% and 20% adverse change of the Forward LIBOR curve, a parallel shift in the forward LIBOR curve was assumed based on the Forward LIBOR curve at November 30, 2004.

Static pool losses are calculated by summing the actual and projected future credit losses and dividing them by the original balance of each pool of assets. The amount shown here for each year is calculated based upon all securitizations occurring in that year.

Residential Mortgage Loans Securitized In:
Actual and Projected Credit Losses (%) as of :	2004
November 30, 2004	1.436%

The table below summarizes certain cash flows received from and paid to securitization trusts:

For the Period Ended November 30, 2004
Proceeds from new securitizations	$2,803,042,000
Servicing fees received	$2,017,000
Servicing advances	$38,500
Repayments of servicing advances	$14,400

The following information presents quantitative information about delinquencies and credit losses on securitized financial assets as of November 30, 2004:

Type of loan: ($) in millions	Total Principal Amount of Loans	Principal Amount of Loans Greater than 60 Days Past Due	Net Credit Losses
Mortgage Loans	$2,490.8	$10.7	$0

5.              MORTGAGE SERVICING RIGHTS

Activities for mortgage servicing rights are summarized as follows at November 30:

	2004	2003

Balance at beginning of year:	$45,969,628	$12,300,739
Additions	49,508,638	42,724,154
Amortization	(12,028,746)	(4,410,651)
Impairment	(4,248,410)	(4,644,614)

Balance at end of year	$79,201,110	$45,969,628

Activities in the valuation reserve for mortgage servicing rights is as follows:

	2004	2003

Balance at beginning of year:	$—	$2,319,294
Impairment charges	(6,236,917)	(4,644,614)
Recoveries	1,988,507	2,325,320

Balance at end of year	$(4,248,410)	$—

Estimated amortization expense for the five years ended November 30:

2005	$15,343,311
2006	12,333,297
2007	10,172,888
2008	8,710,412
2009	7,286,513

At November 30, 2004, key economic assumptions and the sensitivity of the current fair value of mortgage servicing rights cash flows to the immediate 10 percent and 20 percent adverse change in those assumptions are as follows:

Prepayment assumption (annual rate) (PSA)	341.41%
Impact on fair value of 10% adverse change	(2,526,000)
Impact on fair value of 20% adverse change	(4,876,000)
MSR Cash-Flow Discount Rate	9.95%
Impact on fair value of 10% adverse change	(5,029,000)
Impact on fair value of 20% adverse change	(9,534,000)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based upon a 10% and 20% variations in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of the variation in a particular assumption on the fair value of the mortgage servicing right is calculated without changing any other assumption.  In reality, changes in one factor may result in changes in another which may magnify or counteract the sensitivities.

6.              WAREHOUSE LINES OF CREDIT AND DRAFTS PAYABLE

The Company issues drafts or wires at loan settlement in order to facilitate the closing of mortgage loans held for sale. Drafts payable represent mortgage loans on which a closing has occurred prior to year end but the related drafts have not cleared the respective bank. Upon clearing the bank, the drafts are funded by the appropriate warehouse line of credit.

Warehouse and aggregate lines of credit and loans sale agreements accounted for as financing consisted of the following at November 30, 2004 and 2003:

	2004	2003

Warehouse and aggregate lines of credit:

A committed warehouse line of credit for $400 million among the Company and SouthStar Funding, LLC (“SSF”) a subsidiary of the Company, with Residential Funding Corporation (“RFC”). The agreement expires on April 30, 2005 and is expected to be renewed prior to its expiration. The agreement provides for interest rates based on 1 month LIBOR (2.28% at November 30, 2004) plus 1.25% and 2% depending on the product originated.	$68,625,624	$114,632,421

A committed warehouse line of credit for $215.5 million between the Company and Colonial Bank. The agreement expires on May 30, 2005 and is expected to be renewed prior to its expiration. The agreement provides for interest rates, based on 1 month LIBOR plus 1.25% to 2% depending on the product originated.	35,987,580	—

A committed working capital line of credit for $39.5 million between the Company and Colonial Bank. The agreement expires on May 30, 2005 and is expected to be renewed prior to its expiration. The agreement provides for an interest rate, based on 1 month LIBOR plus a margin of up to 2.0% and is secured by the servicing rights for FNMA, FHLMC and REMIC securitizations. On December 30, 2004, the agreement was amended increasing the commitment to $45.5 million.	39,500,000	—

A committed warehouse line of credit for $150.0 million between the Company and JP MorganChase. The agreement expires on November 30, 2005 and is expected to be renewed prior to its expiration. The agreement provides for interest rates based on LIBOR plus 1.25% to 2% depending on the product originated.	6,200,000	—

A warehouse line of credit for $750 million for the Company that is to be used to aggregate loans pending a securitization, with Citigroup Global Capital Markets Realty Corporation (“Citigroup”). The agreement expired on February 15, 2005. The agreement provides for an interest rate based on LIBOR plus 0.75% to 1.25% depending on the product originated.	340,767,997	—

A warehouse line of credit for $750 million for the Company that is to be used to aggregate loans pending a securitization, with Bear Stearns Mortgage Capital Corporation (“Bear”). The agreement expires on March 31, 2005, and the company will renew the agreement. The agreement provides for an interest rate based on LIBOR plus 0.75%	—	—

	2004	2003

Loan sale agreements accounted for as financings:

A $750 million purchase and security agreement among the Company and SSF, with UBS Warburg Real Estate Securities, Inc. (“UBS Warburg”) The facility is due upon demand and can be cancelled by either party upon notification to the counterparty. The Company incurs a charge for the facility based on 1 month LIBOR plus 1% to 1.35% depending on the product originated. The facility is secured by loans held for sale and cash generated from sales to investors.	257,668,839	156,033,744

	$748,750,040	$270,666,165

In addition to the RFC, Colonial Bank, UBS Warburg, and Citigroup facilities, the Company has purchase and sale agreements with Greenwich Capital and Fannie Mae. The agreements allow for the Company to accelerate the sale of its mortgage loan inventory, resulting in a more effective use of its warehouse facilities. The Company has a combined capacity of $300 million under these purchase and sale agreements. There were no amounts sold and being held under these agreements at November 30, 2004. The agreements are not committed facilities and may be terminated at the discretion of either party.

7.              MORTGAGE NOTE PAYABLE

During 2003, the Company entered into a mortgage note agreement on its corporate apartment in the amount of $290,000. The note bears interest at the average six-month LIBOR plus 1.5% with interest due monthly until maturity on June 1, 2012.

8.              OPERATING LEASES

Certain facilities and equipment are leased under short-term lease agreements expiring at various dates through August 2010. All such leases are accounted for as operating leases.

Obligations under noncancelable operating leases which have an initial term of more than a year are as follows:

2005	$4,468,000
2006	4,299,000
2007	3,915,000
2008	2,626,000
2009	921,000
Thereafter	117,000

$16,346,000

Rental expense for 2004, 2003 and 2002 was $4,029,000, $2,710,000 and $2,361,531 respectively.

9.              MINORITY INTEREST

The Company has a 50% interest in profits and distributions made by its joint ventures. These interests represent 51% of the aggregate voting power.

The activity in the minority interest account is as follows:

Balance—November 30, 2002	$10,982,273

Minority interest in income	18,994,418

Distribution on minority partners	(9,215,000)

Balance—November 30, 2003	20,761,691

Minority interest in income	16,773,860

Distribution on minority partners	(16,750,000)

Balance—November 30, 2004	$20,785,551

10.       SAVINGS INCENTIVE PLAN

The Company’s employees have the option to participate in the Company Savings Incentive Plan (the “Plan”). Under the terms of the Plan, eligible employees can make tax-deferred 401(k) contributions, and at the Company’s sole discretion, the Company can match the employees’ contributions as well as make annual profit-sharing contributions to the Plan. For the years ended November 30, 2004 and 2003, the Company made 401(k) matching contributions of $361,409 and $236,643, respectively. The Company also made profit-sharing contributions of $1,949,919 and $1,212,239 in 2004 and 2003, respectively.

11.       DISCONTINUED OPERATION

In August of 2005, the Company transferred its 50% ownership interest in SouthStar Funding (“SouthStar”) to the owners of the Company for $21,500,000, which represented the Company’s basis in SouthStar at the transfer date.  In connection with the transfer, the Company reduced their loans from members by the same amount.  Subsequent to the transaction, the Company converted from a Partnership to an S-Corporation.  The conversion did not have an impact on the Company’s net income.

SFAS No. 144 requires discontinued operations presentation for disposals of a “component” of an entity.  In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of income to reflect income and expenses for its distribution of the Company’s ownership of SouthStar, which occurred on July 31, 2005, as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to SouthStar as assets related to discontinued operations and liabilities related to discontinued operations.

Assets related to the discontinued operation consist primarily of mortgage loans held for sale, fixed assets net of accumulated depreciation and cash.  The following table sets forth the balances of the assets related to discontinued operation as of November 30, 2004 and 2003:  (in thousands)

	November 30,
(Amounts in thousands)	2004	2003
Cash	$23,054	$19,516
Mortgage Loans Held for Sale	384,522	305,043
Fixed Assets, net of accumulated depreciation	4,536	2,945
Due from Affiliates	3,559	2,444
Other Assets	1,519	8,485
	$417,190	$338,433

Liabilities related to the discontinued operation represent the obligation for the Warehouse lines of credit and Accounts Payable. The following table sets forth the balances of the assets related to the discontinued operations as of November 30, 2004 and 2003:

	November 30,
(Amounts in thousands)	2004	2003
Warehouse Lines of Credit	$364,356	$289,437
Accounts payable and other liabilities	11,393	9,026
	$375,749	$298,463

The combined results of operations of the assets related to the discontinued operation for the years ended November 30, 2004, 2003 and 2002 are as follows:

	For the Year Ended November 30,
(Amounts in thousands)	2004	2003	2002
Total revenues	$73,520	$64,612	$36,824
Total expenses	39,398	28,233	16,636
Income from discontinued operations before Minority Interest	34,122	36,379	20,188
Minority interest	(17,061)	(18,189)	(10,094)
Income from discontinued operations	$17,061	$18,190	$10,094

12.       RELATED PARTY TRANSACTIONS

The Company had existing subordinated promissory agreements with certain members for borrowings in the amount of $4,000,000 at November 30, 2004 and 2003, and for $2,000,000 in 2002. The notes bear an annual interest rate of 12%. These promissory agreements mature on November 30, 2005.

During 2003, the Company entered into loan agreements with certain members of the company for borrowings in the amount of $ 12,559,000. During 2004 the Company entered into loan agreements with certain members of the Company for additional borrowings in the amount of $ 18,174,000. These loans bear interest at an annual interest rate of 12% and are payable upon demand. Interest paid and accrued to members in 2004, 2003 and 2002 was $ 3,649,504, $1,660,069 and $ 1,208,410 respectively.

13.       FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made as of a specific point in time based on estimates using present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience, and other factors.

Changes in assumptions could significantly affect these estimates and the resulting fair values. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the Company’s fair values should not be compared to those of other companies. All forward delivery commitments and option contracts to buy securities are to be contractually settled within six months of the balance sheet date.

Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value of certain assets and liabilities either equal or approximate carrying value due to their short-term nature, terms of repayment, floating interest rate associated with the asset or liability or accounting principles applied. Such assets or liabilities include cash, retained interests, other trading securities, accounts payable and other liabilities, warehouse lines of credit and drafts payable.

The following describes the methods and assumptions used by the Company in estimating fair values of other financial instruments:

Mortgage Loans Held for Sale—Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current investor or dealer commitments to purchase loans.

Mortgage Servicing Rights— the estimated fair value of MSRs is determined by obtaining a market valuation from a specialist who brokers MSRs. To determine the market valuation, the third party uses a valuation model which incorporates assumptions relating to the estimate of the cost of servicing per loan, a discount rate, a float value, an inflation rate, ancillary income per loan, prepayment speeds, and default rates that market participants use for acquiring similar servicing rights.

Interest Rate Lock Commitments—The fair value of interest rate lock commitments is estimated using the fees and rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

Commitments to Deliver Mortgages—The fair value of these instruments is estimated using current market prices for dealer or investor commitments relative to the Company’s existing positions. These instruments contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. In the event a counterparty to a delivery commitment was unable to fulfill its obligation, the Company would not incur any material loss by replacing the position at market rates in effect at November 30, 2004 and 2003. The Company minimizes its risk exposure by limiting the counterparties to those major banks, investment bankers, and private investors who meet established credit and capital guidelines. Management does not expect any counterparty to default on its obligations and, therefore, does not expect to incur any loss due to counterparty default.

The following tables set forth information about financial instruments and other selected assets, except for those noted above for which the carrying value approximates fair value.

	Notional	Carrying	Estimated
	Ammounts	Amount	Fair Value

November 30, 2004
Assets:
Mortgage loans held for sale	$740,984,303	$740,984,303	$754,366,279
Mortgage servicing rights	79,201,110	79,201,110	79,201,110

Commitments and contingencies:
Mortgage loans held for sale related positions:
Interest Rate Lock Commitments	$306,594,000	2,253,000	2,253,000
Forward delivery commitments	$259,075,000	47,000	47,000

14.       COMMITMENTS AND CONTINGENCIES

Loans Sold to Investors—Generally, the Company is not exposed to significant credit risk on its loans sold to investors. In the normal course of business, the Company provides certain representations and warranties during the sale of mortgage loans which obligate it to repurchase loans which are subsequently unable to be sold through the normal investor channels. The repurchased loans are secured by the related real estate properties, and can usually be sold directly to other permanent investors. There can be no assurance, however, that the Company will be able to recover the repurchased loan value either through other investor channels or through the assumption of the secured real estate.

The Company recognizes a liability for the estimated fair value of this obligation at the inception of each mortgage loan sale based on the anticipated repurchase levels and historical experience. The liability is recorded as a reduction of the gain on sale of mortgage loans and included as part of other liabilities in the accompanying financial statements.

Changes in the liability during 2004 and 2003 were as follows:

	2004	2003

Balance—Beginning of year	$817,638	$1,816,519

Net activity	306,377	(998,881)

Balance—End of year	$1,124,015	$817,638

Loan Funding and Delivery Commitments—At November 30, 2004 and 2003, the Company has commitments to fund loans approximating $ 263,296,597 and $146,167,000, respectively. The Company hedges the interest rate risk of such commitments primarily with mandatory delivery commitments. The remaining commitments to fund loans with agreed-upon rates are anticipated to be sold through “best-efforts” and investor programs. The Company does not anticipate any material losses from such sales.

Net Worth Requirements—The Company is required to maintain certain specified levels of minimum net worth to maintain its approved status with Fannie Mae, HUD, and other investors. At November 30, 2004 and 2003, the highest minimum net worth requirement applicable to the Company was $1,617,271 and $1,885,838, respectively.

Outstanding Litigation—The Company is involved in litigation arising in the normal course of business. Although the amount of any ultimate liability arising from these matters cannot presently be determined, the Company does not anticipate that any such liability will have a material effect on the Company’s consolidated financial position or results of operations.

15.       SUBSEQUENT EVENTS

On September 29, 2005, Bimini Mortgage Management, Inc. (“Bimini”), a real estate investment trust (REIT), entered into a Stock Purchase Agreement (the “Agreement”) to acquire the Company.  This acquisition was consummated on November 3, 2005.  Under the terms of the agreement, Bimini issued 3,717,242 shares of Class A Common Stock and 1,800,000 Class A Redeemable Preferred Shares to the stockholders of the Company.  The new class of preferred shares are convertible into Class A Common Stock of Bimini if Bimini’s shareholders approve the conversion at a future shareholder meeting.  In addition, Bimini has lent approximately $68 million to the Company to repay existing debt.  Bimini has also agreed to pay the Company stockholders a contingent cash earn-out of up to $17.5 million over the next five years, based on achievement by the Company of certain specific financial objectives. The Company will operate as a taxable REIT subsidiary of Bimini.  The three most senior executives of the Company have entered into long-term employment contracts with Bimini.

On November 3, 2005, the Company converted from an S-Corporation to a C-Corporation; accordingly, the Company will recognize the impact of its change in tax status in all subsequent financial statements.  The Company expects this transaction to be tax free.  Accordingly, the Company has estimated that a $30,000,000 federal deferred tax liability will be incurred as a result of GAAP and tax basis differences at the transaction date.